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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Accredo Health, Incorporated and subsidiaries on Form S-8 of our report dated September 4, 2003 appearing in the Annual Report on Form 10-K of Accredo Health, Inc. for the year ended June 30, 2003.


/s/ DELOITTE & TOUCHE LLP

Memphis, Tennessee
December 16, 2003